Exhibit 15.1

                         [Letterhead of KPMG LLP]



                       Independent Auditors' Report



     The Board of Directors
     Payless Cashways, Inc.:


     We have  reviewed  the  accompanying  condensed  balance  sheets of Payless
     Cashways, Inc. as of February 26, 2000 and February 27, 1999 and the related condensed statements of operations and cash flows for the thirteen-week periods then ended. These condensed financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

     We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Payless Cashways, Inc. as of November 27, 1999 and the related statements of operations, shareholders' equity, and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 14, 2000, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of November 27, 1999 is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived.

                                  /s/KPMG LLP

     Kansas City, Missouri
     March 10, 2000